As filed with the Securities and Exchange Commission on March 6, 2012
                                                     Registration No. 333-______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933

                                 FreeFlow, Inc.
                 (Name of Small Business Issuer in its Charter)

         Delaware                                  1711                            45-3838831
(State or other Jurisdiction of        (Primary Standard Industrial              (IRS Employer
Incorporation or Organization)          Classification Code Number)            Identification No.)

                                 FreeFlow, Inc.
                               9130 Edgewood Drive
                                La Mesa CA 91941
                            (619) 741-1006 Fax: (619)
                                    421-2653
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                              "S" Douglas Henderson
                                 FREEFLOW, INC.
                               9130 Edgewood Drive
                                La Mesa CA 91941
                   Phone (619) 619 741-1006 Fax (619) 421-2653
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                              Karen A.Batcher, Esq.
                             Synergen Law Group, APC
                          819 Anchorage Place, Suite 28
                              Chula Vista, CA 91914
                             Telephone 619 475 7882
                                Fax 866 352 4342

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement is effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an Accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]                        Accelerated Filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

================================================================================
 Title of                         Proposed          Proposed
Securities          Amount         Maximum           Maximum          Amount of
  to be             to be       Offering Price      Aggregate       Registration
Registered        Registered      Per Share       Offering Price        Fee
--------------------------------------------------------------------------------
Common Stock      1,200,000         $0.01            $12,000           $1.38 (1)
================================================================================

(1) Calculated pursuant to Rule 457(f).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

                                 FREEFLOW, INC.
                        1,200,000 SHARES of COMMON STOCK

All of the shares of FREEFLOW, INC. ("the Company") offered hereby are being offered to the public by Garden Bay International, Ltd. through its selling Shareholders who have received their shares as a dividend from Garden Bay International, Ltd. These Shareholders are considered underwriters. Garden Bay International, Ltd. owns 1,200,000 shares of the common stock of FreeFlow, Inc., a Delaware Corporation. Garden Bay International, Ltd. will distribute to its shareholders 1,200,000 shares of its FreeFlow common stock (see "Distribution"). The Company is filing this registration statement to register the issuance of the 1,200,000 shares by Garden Bay as a dividend to its shareholders. The distribution will be made to holders of record of Garden Bay International, Ltd. stock as of the close of business on January 31, 2012, on the basis of one share of FreeFlow's common stock for each five share of Garden Bay International, Ltd. common stock held. The 1,200,000 shares of the common stock distributed to Garden Bay International, Ltd. shareholders will represent approximately 4.6% of all the issued and outstanding shares of the common stock of the Company. Garden Bay International, Ltd. acquired the 1,200,000 shares of the common stock of FreeFlow on December 6, 2011 for $1,000. After the distribution, a shareholder of FreeFlow, The Company president and sole Director, "S" Douglas Henderson, will control approximately 95% of the outstanding common stock.

Neither FreeFlow nor Garden Bay will receive any proceeds since no consideration will be paid to Garden Bay or FreeFlow in connection with the distribution or sale of these shares. The selling stockholders named in this prospectus are offering the 1,200,000 shares of common stock of FreeFlow, Inc. ("Company") offered through this prospectus. FreeFlow has set an offering price for these securities of $0.01 per share of its common stock offered through this prospectus.

                                                          Proceeds to Selling
                                                          Stockholders Before
              Offering Price         Commissions        Expenses and Commissions
              --------------         -----------        ------------------------
Per Share        $  0.01            Not Applicable                $  0.01
Total            $12,000            Not Applicable                $12,000

FreeFlow is not selling any shares of its common stock in this Offering and therefore will not receive any proceeds from this Offering. The Company's common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.01 per share for the duration of this offering. Although the Company intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize.

These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

FreeFlow, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity in an unrelated industry.

These securities involve a high degree of risk, and prospective purchasers should be prepared to sustain a loss of their entire investment (see "Risk Factors" on Page 4).

This Offering will terminate six months after this prospectus is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

For purposes of qualifying pursuant to a Registration Statement filed on Form S-1, the Company has placed an aggregate value on the 1,200,000 Shares of $1,000 or $0.0008 per share (see "Determination of Offering Price").

Garden Bay International, Ltd. and the selling Shareholder's are considered underwriters.

                The date of this Prospectus is ____________, 2012

FreeFlow is not currently subject to the periodic reporting requirements of the Securities Exchange Act of 1934, but will be subject to such requirements after the distribution. It is the intention of FreeFlow to send to each of its shareholders an Annual Report containing certified financial statements following the end of each fiscal year.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY .........................................................   3

OUR COMPANY ................................................................   3

THE OFFERING ...............................................................   3

SUMMARY FINANCIAL STATUS ...................................................   3

RISK FACTORS ...............................................................   4

THE DISTRIBUTION ...........................................................   7

LIABILITY ..................................................................  12

MANAGEMENT'S DISCUSSION AND ANALYSIS .......................................  13

BUSINESS ...................................................................  15

MANAGEMENT .................................................................  17

PRINCIPAL SHAREHOLDERS .....................................................  20

CERTAIN TRANSACTIONS .......................................................  20

DESCRIPTION OF SECURITIES ..................................................  21

PENNY STOCK RULES ..........................................................  21

LEGAL MATTERS ..............................................................  22

EXPERTS ....................................................................  23

FINANCIAL STATEMENTS ....................................................... F-1

                               PROSPECTUS SUMMARY

This entire Prospectus and our consolidated financial statements and related notes should be read carefully. There is more detailed information in other places of the Prospectus. Unless the context requires otherwise, 'we,' 'us,' 'our,' and similar terms refer to FreeFlow, Inc.

                                   OUR COMPANY

FreeFlow was incorporated in Delaware on October 28, 2011. Our address and telephone numbers are 9130 Edgewood Drive, La Mesa, CA, 91941; (619) 741-1006, Fax (619) 421-2653. FreeFlow, Inc. does not consider itself a blank check company and does not have any intention to engage in a reverse merger with any entity in an unrelated industry.

FreeFlow's product is not yet commercially available.

                                  THE OFFERING

Securities Offered (1)     This prospectus covers the distribution as a dividend
                           of 1,200,000 shares of common stock of FreeFlow, Inc.
                           by Garden Bay International, Ltd., Inc., which constitutes approximately 4.6% of the common stock and the subsequent sale to the public through the selling Shareholders who are considered underwriters.

                           The distribution will be made to holders of record of Garden Bay International, Ltd., stock as of the close of business on January 31, 2012, on the basis of one share of FreeFlow's common stock for each five shares of Garden Bay International, Ltd., common stock held.

Number of Shares of:
Common Stock
Outstanding:               26,200,000 shares

Risk Factors:              The shares of the common stock involve a high degree
                           of risk. Holders should review carefully and consider the factors described in "Risk Factors."

                          SUMMARY FINANCIAL INFORMATION

The following tables set forth for the periods indicated selected financial information for FREEFLOW, INC.

SUMMARY BALANCE SHEET DATA:

                                                          Year End
                                                      December 31, 2011
                                                      -----------------

       Current Assets                                     $ 13,765
       Total Assets                                       $ 13,765
       Total Liabilities                                  $      0
       Shareholders Equity                                $ 13,765

SUMMARY STATEMENT OF OPERATIONS DATA:

                                                          Year End
                                                      December 31, 2011
                                                      -----------------

       Total Income                                       $      0
       Net Loss                                           $ (2,893)

FreeFlow has been in the development stage since October 28, 2011 and has been actively involved in the development of its services and studying marketing potential.

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE NO OPERATING HISTORY OR GENERATED ANY REVENUES. AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

FreeFlow, Inc. was incorporated October 28, 2011 and we have not yet commenced our business operations, and we have not realized any revenues. We have no operating history, current operations or proposed products upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE HAVE ONLY A PROVISIONAL PATENT AT THE PRESENT TIME. THIS PROVISIONAL PATENT DOES NOT PROVIDE THE CONTINUING PROTESTION OF A FULL PATENT.

FreeFlow, Inc. has the rights to a provisional patent not a full patent. A provisional patent is only effective for twelve months from filing. The provisional patent rights that the Company has expire on November 12, 2012. Unless the Company files for a standard patent before that date, the Company will lose all protection on its proposed product.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, AND/OR WE INADVERTENTLY MAY BE INFRINGING ON THE INTELLECTUAL PROPERETY RIGHTS OF OTHERS, WHICH COULD RESULT IN SIGNIFICANT EXPENSE AND LOSS OF INTELLECTUAL PROPERTY RIGHTS.

If a court determines that we infringed on the rights of others, we may be required to obtain licenses from such other parties and may be required to pay significant sums as damages to such parties. The persons or ortganizations holding the desired technology may not grant licenses to us or the terms of such licenses may not be acceptable to us. In addition, we could be required to expend significant resources to develop non infringing technology, or to defend claims of infringement brought against us.

We rely on the registration of patents and trademarks, as well as on compliance with trade secret laws and confidentiality agreements. We may need to expend significant resources to protect and enforce our intellectual property rights.

BECAUSE OUR CURRENT OFFICER AND DIRECTOR HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Mr. Henderson our sole officer and director, currently devotes approximately 2 hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on him from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet implemented our business plan or offered any services. Therefore, we have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

A FAILURE TO MEET CUSTOMER SPECIFICATIONS OR EXPECTATIONS COULD RESULT IN LOST REVENUES, INCREASED EXPENSES, NEGATIVE PUBLICITY, CLAIMS FOR DAMAGES AND HARM TO OUR REPUTATION AND CAUSE DEMAND FOR OUR PROPOSED PRODUCT TO DECLINE.

In addition, our customers may have additional expectations about our proposed product. Any failure to meet customers' specifications or expectations could result in:

     *    delayed or lost revenue;
     * requirements to provide additional services to a customer at reduced charges or no charge;
     * negative publicity about us, which could adversely affect our ability to attract or retain customers; and
     * claims by customers for substantial damages against us, regardless of our responsibility for such failure, which may not be covered by insurance policies and which may not be limited by contractual terms.

OUR ABILITY TO SUCCESSFULLY MARKET OUR PROPOSED PRODUCT COULD BE SUBSTANTIALLY IMPAIRED IF OUR PROPOSED PRODUCT AND ITS APPLICATIONS DO NOT PROVE TO BE RELIABLE, EFFECTIVE AND COMPATIBLE.

We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our proposed product. If our proposed product suffers from reliability, quality or compatibility problems, market acceptance of our proposed product could be greatly hindered and our ability to attract customers could be significantly reduced. We cannot assure you that our proposed product will be free from any reliability, quality or compatibility problems. If we incur increased costs or are unable, for technical or other reasons, to install and manage our proposed product, our ability to successfully market our proposed product could be substantially limited.

IF WE ARE UNABLE TO MAINTAIN EXISTING AND DEVELOP ADDITIONAL RELATIONSHIPS WITH CONTRACTORS AND BUILDERS, THE SALES AND MARKETING OF OUR PROPOSED PRODUCT MAY BE UNSUCCESSFUL. OUR DEPENDENCE ON THIRD PARTIES INCREASES THE RISK THAT WE WILL NOT BE ABLE TO MEET OUR FUTURE CUSTOMERS' NEEDS ON A TIMELY OR COST-EFFECTIVE BASIS, WHICH COULD RESULT IN THE LOSS OF CUSTOMERS.

Our services will rely on products and services of third-party contractors. There can be no assurance that we will not experience operational problems. Our proposed product and services will be provided through third-party contractors. Currently the Company has no plans or agreements to manufacture, distribute, market (other than our web site) or install our proposed product.

THE LOSS OF MR. HENDERSON COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT OF OUR PRODUCTS, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon the professional expertise of our President, Dr. Myers. We are dependent on his ability to develop and market our proposed product. If he were unable to perform his services, this loss could have an adverse effect on our business operations, financial condition and operating results if we are unable to replace him with another individual qualified to develop and market our proposed product. The loss of his services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

                       RISKS ASSOCIATED WITH THIS OFFERING

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLIHES THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $4,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-The-Counter Electronic Bulletin Board (OTCBB). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filing with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet his filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between FreeFlow and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the payment of the estimated $5,000 cost of this registration statement to be paid from existing cash on hand. If necessary, Mr. Henderson, our director, has verbally agreed to loan the company funds to complete the registration process. Such loans will be for a period of two years at zero interest. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

MR. HENDERSON, THE DIRECTOR OF THE COMPANY, BENEFICIALLY OWNS 95% OF THE OUTSTANDING SHARES OF OUR COMMON STOCK. AFTER THE COMPLETION OF THIS OFFERING HE WILL OWN 95% OF THE OUTSTANDING SHARES. IF HE CHOOSES TO SELL HIS SHARES IN THE FUTURE, IT MIGHT HAVE AN ADVERSE EFFECT ON THE PRICE OF OUR STOCK.

Due to the amount of Mr. Henderson's share ownership in our company, if he chooses to sell his shares in the public market, the market price of our stock could decrease and all shareholders suffer a dilution of the value of their stock. If he does sell any of his common stock, he will be subject to Rule 144 under the 1933 Securities Act which will restrict his ability to sell his shares.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders

           THE DIVIDEND DISTRIBUTION BY GARDEN BAY INTERNATIONAL, LTD.

GENERAL

Approximately 4.6% of the outstanding common stock of FreeFlow is presently owned by Garden Bay International, Ltd. Garden Bay International, Ltd., is primarily a business consulting firm. Garden Bay International, Ltd., shareholders will not be required to pay for shares of our common stock received in the distribution or to exchange shares of Garden Bay International, Ltd., in order to receive our common stock.

The major shareholders of Garden Bay are, by voting percentage:

     Robert Berk (President and Director)        17.2%
     Athena K. Brady                             12.4%
     Juan Solis                                  12.4%
     Iann Perez                                  12.4%
     Edward F. Myers III                         12.4%
     Hannah Reeves                               12.4%
     Betty N. Myers                              12.4%

MANNER AND PLAN OF DISTRIBUTION

FreeFlow, Inc. is offering 1,200,000 shares to the public through the selling shareholders. The Company is filing this registration statement to register the distribution of the 1,200,000 shares by Garden Bay as a dividend to its shareholders.

Pursuant to the plan of distribution, Garden Bay International, Ltd. will distribute to its shareholders 1,200,000 shares of the common stock of FreeFlow. One share of FreeFlow for each five shares of Garden Bay International, Ltd., common stock held of record as of January 31, 2012. Fractional shares will be rounded up to the next full share. On January 31 2012, Garden Bay International, Ltd., had issued and outstanding approximately 5,672,000 shares. On January 31, 2012, Garden Bay International, Ltd., had approximately 29 shareholders of record. Shares of FreeFlow will be mailed to Garden Bay International, Ltd. shareholders.

TAX CONSEQUENCES OF GARDEN BAY INTERNATIONAL, LTD., DISTRIBUTION

FreeFlow believes the following are the material federal income tax consequences expected to result from the distribution under currently applicable law. The following discussion is intended as general information only. It may not be applicable to stockholders who are neither citizens nor residents of the United States. It does not discuss the state, local, and foreign tax consequences of the distributor. Stockholders should consult their own tax advisors regarding the consequences of the distribution in their particular circumstances under federal, state, local, and foreign tax laws.

Garden Bay International, Ltd., will recognize a gain or loss based upon the fair market value of the Common stock at the date of the Distribution. This gain or loss is measured by the difference between Travers' tax basis in the common stock distributed in the distribution and the fair market value of that stock.

As a result of Garden Bay International, Ltd., having no current or accumulated earnings and profits allocable to the distribution, no portion of the amount distributed will constitute a dividend for federal income tax purposes.

Therefore, no portion of the amount received constitutes a dividend, and will not be eligible for the dividends-received deduction for corporations. Each Travers Inc., stockholder will have a tax basis in FreeFlow's common stock distributed equally to the fair market value of the common stock distributed on the distribution date. The distribution is not taxable as a dividend. The distribution will be treated as a tax-free return of capital to the extent that the fair market value of such portion of the amount received does not exceed the stockholder's basis in the Garden Bay International, Ltd., common stock held, and as a capital gain if and to the extent that the fair market value of such portion is greater than such tax basis.

Any taxes payable by any recipient of shares of FreeFlow's common stock in the distribution will be the responsibility of such recipient.

The foregoing is only a summary of certain federal income tax consequences of the distribution under current law and is intended for general information only. Each stockholder should consult his tax advisor as to the particular consequences of the distribution to such stockholder, including the application of state, local and foreign tax laws.

EACH GARDEN BAY INTERNATIONAL, LTD., SHAREHOLDER IS ADVISED TO SEEK PROFESSIONAL TAX COUNSEL REGARDING ANY TAX LIABILITY THAT MAY ARISE FROM THIS DISTRIBUTION.

Above based on tax opinion provided by Karen A. Batcher, Esquire.

BLUE SKY LAWS

This Distribution is not being made in any jurisdictions of the United States in which this distribution would not be in compliance with the securities or Blue Sky laws of such jurisdiction. Only shareholders of Garden Bay residing in the states set forth below may obtain the shares pursuant to the Distribution. FreeFlow initially selected the jurisdictions in which shareholders may participate in the distribution after determining from the shareholder records of Garden Bay International, Ltd., and from record owners the states where substantially all the known owners reside.

IF A BENEFICIAL OWNER RESIDES IN A STATE OF THE UNITED STATES OF AMERICA NOT SET FORTH BELOW, SUCH OWNER MAY NOT PARTICIPATE IN THE DISTRIBUTION.

CALIFORNIA

This Prospectus will be delivered to those Shareholders of Garden Bay International, Ltd., eligible to participate in this Distribution.

NON-US RESIDENTS

Those Garden Bay International, LTD. shareholders residing outside the United States of America will be eligible to receive the distribution.

This Prospectus relates to the shares received in the distribution to the Garden Bay International, Ltd., shareholders. The distribution of the Company's common stock will be made to Garden Bay International, Ltd., shareholders without any consideration being paid and without any exchange of shares by the shareholders of Garden Bay International, Ltd. Neither Garden Bay International, Ltd., nor the Company, will receive any proceeds from the distribution by Garden Bay International, Ltd., of such shares of the Company's common stock, nor from the sale of any such shares by any persons who may be deemed to be the underwriters.

A copy of this Prospectus is being mailed to each Garden Bay International, Ltd., shareholder of record on January 31, 2012, together with the certificate representing the number of the FreeFlow shares to which he is entitled. Persons wishing to evaluate the FreeFlow shares being distributed to them should review this Prospectus carefully.

REASON FOR THE DISTRIBUTION

The Board of Directors of Garden Bay International, Ltd. has decided that the shares of FreeFlow in the hands of individual shareholders will provide more value to the Garden Bay International, Ltd. shareholders than if corporately owned. If at some future date the shares of FreeFlow are publicly traded, then shareholders may determine for themselves on an individual basis whether they wish to sell their shares and obtain personal liquidity or wish to retain the shares for possible future potential. There can be no assurance that the shares will be publicly traded, or if so, whether the market will provide any particular return to the shareholder.

COSTS OF DISTRIBUTION

FreeFlow estimates that the total cost of the distribution will be approximately $7,510. Garden Bay International, Ltd. has agreed to pay all such costs except the audit.

                                  THE OFFERING

The Issuer:                     FreeFlow, Inc.

Selling Security Holders:       The selling shareholders will receive their
                                shares as a dividend from Garden Bay
                                International, Ltd. as described in this prospectus. The Shareholders have not paid for this stock

Securities Being Offered:       Up to 1,200,000 shares of our common stock, par
                                value $0.0001 per share.

Offering Price:                 The offering price of the common stock is $0.01.

Duration of Offering:           This offering will terminate six months after
                                this prospectus is declared effective by the SEC.

Minimum Number of Shares
To Be Sold in This Offering:    None.

Common Stock Outstanding
Before and After the Offering:  26,200,000 shares of our common stock are issued and outstanding as of the date of this
                                prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:                We will not receive any proceeds from the sale
                                of the common stock by the selling stockholders.

            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is not currently a public market for our common stock. After the distribution is complete, we intend to request trading on the OTCBB (Over the Counter Bulletin Board). We cannot assure you as to the price at which our common stock might trade after the distribution date or whether or not FreeFlow can qualify for listing. Listing requirements include being a reporting company under the Securities Exchange Act of 1934 and having all required reports current. Upon the distribution of the shares of this offering FreeFlow will be a reporting company and may apply to the FENRA for listing. FreeFlow has not discussed market making with any broker-dealer.

Prior to the distribution, there were two common shareholders. After the distribution, there will be 31 shareholders of common equity.

There are no securities subject to outstanding warrants or options to purchase common stock.

We have never distributed dividends; and, since we are a development company, we do not foresee doing so in the future.

There are 25,000,000 common shares that could be sold under Rule 144. The 1,200,000 shares which are the subject of this offering are not available to be sold under Rule 144.

In general, under Rule 144, a person (or persons whose shares are aggregated) who has satisfied a one-year holding period may sell, within any three-month period, a number of shares which does not exceed the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to such sale. Rule 144 also permits the sale of shares, without any quantity limitation, by a person who is not an affiliate of the Company and who has beneficially owned the shares a minimum period of two years. Hence, the possible sale of these restricted shares may, in the future, dilute an investor's percentage of free-trading shares and may have a depressive effect on the price of FreeFlow's common stock. No shares, other than the 1,200,000 shares which are the subject of this registration may be sold free of restriction.

            DETERMINATION OF OFFERING PRICE FOR DIVIDEND DISTRIBUTION

Since the distribution is a dividend by a present stockholder, there is no offering price and no dilution to existing stockholders of FreeFlow. For the purpose of computing the instant registration fee, FreeFlow and Garden Bay have set the price per share at $0.0005 per common share, which was the book value on January 31, 2012. According to this calculation the total price for the 1,200,000 shares is $630. Such price has no relationship to FreeFlow's results of operations and may not reflect the true value of such Common stock.

                DETERMINATION OF OFFERING PRICE BY SHAREHOLDERS

The $0.01 per share offering price of our common stock was determined based on our internal assessment of what the market would support. However, the selection of this particular price was influenced by the last sales price from our most recent private offering of 1,200,000 shares of our common stock which was completed on December 6, 2012 at a price of $0.0008 per share. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value.

                                    DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

                            SELLING SECURITY HOLDERS

Garden Bay International, Ltd. is offering through the selling stockholders named in this prospectus all of the 1,200,000 shares of common stock offered through this prospectus. The selling stockholders acquired their shares of our common stock offered through this prospectus as a dividend from Garden Bay International, Ltd.

The following table provides as of January 31, 2012 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

     1. the number of shares beneficially owned by each prior to this Offering;
     2.   the total number of shares that are to be offered by each;

     3. the total number of shares that will be beneficially owned by each upon completion of the Offering;
     4.   the percentage owned by each upon completion of the Offering; and
     5. the identity of the beneficial holder of any entity that owns the shares.

                                        Beneficial Ownership                            Beneficial Ownership
                                         Before Offering (1)                             After Offering (1)
                                      -------------------------       Number of        -----------------------
     Name of                          Number of                     Shares Being       Number of
Selling Stockholder (1)                 Shares      Percent (2)       Offered           Shares     Percent (2)
-----------------------                 ------      -----------       -------           ------     -----------
Chand Singh Brar                           400          *                 400             NIL          *
Gurdev Brar                                400          *                 400             NIL          *
Joginder Singh Brar                        400          *                 400             NIL          *
Checkers Investements, Ltd              29,500          *              29,500             NIL          *
Aminmohaned Dhalla                         400          *                 400             NIL          *
Azim Dhalla                                400          *                 400             NIL          *
Azmina Dhalia                              400          *                 400             NIL          *
Jagsir Dhaliwal                            400          *                 400             NIL          *
Nadira Dhalla                              400          *                 400             NIL          *
Darrell Fauser                             400          *                 400             NIL          *
Anil Fazel                                 400          *                 400             NIL          *
Shamila Fazal                              400          *                 400             NIL          *
Clement Ferris                             400          *                 400             NIL          *
Edith Ferris                               400          *                 400             NIL          *
Gloria Froese                              400          *                 400             NIL          *
Ursula Grauer                           80,000          *              80,000             NIL          *
Doan Husarik                               400          *                 400             NIL          *
Icon Technologies                       29,100          *              29,100             NIL          *
Harjit Mand                                600          *                 600             NIL          *
Ranvir Mand                                400          *                 400             NIL          *
Reuben McDonald                          20000          *               20000             NIL          *
David McMurray                             400          *                 400             NIL          *
Melanie McMurray                           400          *                 400             NIL          *
Ashraf Mithani                             400          *                 400             NIL          *
Noorisa Mithani                            400          *                 400             NIL          *
Sameer Mithani                             400          *                 400             NIL          *
Sareena Mithani                            400          *                 400             NIL          *
Shairoz Mithani                            400          *                 400             NIL          *
Anette Ouimet                              400          *                 400             NIL          *
Claire Penner                              400          *                 400             NIL          *
Jane Preslie                               200          *                 200             NIL          *
Brian Rakos                                400          *                 400             NIL          *
Jason Shriner                              400          *                 400             NIL          *
Jeffery Sulima                             400          *                 400             NIL          *
Elaine Sulima                              400          *                 400             NIL          *
Leonard Sulima                             400          *                 400             NIL          *
Tradewinds Investments Ltd.              6,000          *               6,000             NIL          *
Turf Holding Ltd.                        6,000          *               6,000             NIL          *
David Walsh                                200          *                 200             NIL          *

Tina Webber                                400          *                 400             NIL          *
Paul Workentine                            200          *                 200             NIL          *
Ruth Workentine                            200          *                 200             NIL          *
Robert Berk                            178,572          *             178,572             NIL          *
Iann Perez                             128,572          *             128,572             NIL          *
Juan C. Solis                          128,572          *             128,572             NIL          *
Athena K. Brady                        128,572          *             128,572             NIL          *
Edward F. Myers III                    128,572          *             128,572             NIL          *
Hannah Reeves                          128,572          *             128,572             NIL          *
Betty N. Myers                         128,572          *             128,572             NIL          *
       TOTAL                         1,134,404       4.33%          1,134,404             NIL          *

NOTES
*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 26,200,000 common shares outstanding as of January 31 2012 , plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

Except as disclosed above, none of the selling stockholders:

     (i) has had a material relationship with us other than as a stockholder at any time within the past three years; or
     (ii) has ever been one of our officers or directors.

                  PLAN OF DISTRIBUTION BY SELLING SHAREHOLDERS

This prospectus is part of a registration statement that enables Garden Bay to distribute their shareholders and the selling stockholders to sell their shares. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

     1. On such public markets as the common stock may from time to time be trading;
     2.   In privately negotiated transactions;
     3.   Through the writing of options on the common stock;
     4.   In short sales; or
     5.   In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 per share for the duration of this offering

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus. The estimated costs of this offering are $7,500. We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees pay to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any broker-dealers who execute sales for the selling stockholders is deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may among other things

     1. Not engage in any stabilization activities in connection with our common stock;
     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

If an underwriter is selected in connection with this offering, an amendment will be filed to identify the underwriter, disclose the arrangements with the underwriter, and we will file the underwriting agreement as an exhibit to this prospectus.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

CERTAIN FORWARD-LOOKING INFORMATION

Information provided in this prospectus filed on Form S-1 may contain forward-looking statements that are not historical facts and information. These statements represent the Company's expectations or beliefs, including, but not limited to, statements concerning future and operating results, statements concerning industry performance, the Company's operations, economic performance, financial conditions, margins and growth in sales of the Company's services, capital expenditures, financing needs, as well as assumptions related to the foregoing. For this purpose, any statements contained in the S-1 filing that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based on current expectations and involve various risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein.

We have generated no revenue since inception and have incurred no expenses through January 31, 2012.

The following table provides selected financial data about our company for the period from the date of incorporation through January 31, 2012. For detailed financial information, see the financial statements included in this prospectus.

                     Balance Sheet Data:          01/31/2012
                     -------------------          ----------

                     Cash                          $13,765
                     Total assets                  $13,765
                     Total liabilities             $     0
                     Shareholders' equity          $13,765

If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

GOING CONCERN

Our auditor has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we begin removing and selling minerals. There is no assurance we will ever reach that point.

Our cash balance at January 31, 2012 was $13,765. We believe our cash balance is sufficient to fund our limited levels of operations until we receive funding. If we experience a shortage of funds prior to funding we may utilize funds from our director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees, however he has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering. We are a development stage company and have generated no revenue to date. We have sold $21,000 in equity securities to pay for our minimum level of operations.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have not generated revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in implementing our business plan, and possible cost overruns due to increases in the cost of services.

To become profitable and competitive, we must implement our business plan and generate revenue.

LIQUIDITY AND CAPITAL RESOURCES

Our director has agreed to advance funds as needed. While he has agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

We received our initial funding of $20,000 through the sale of common stock to "S" Douglas Henderson, our officer and director, who purchased 25,000,000 shares of our common stock at $0.0008 per share on November1, 2011. From inception until the date of this filing we have had no operating activities. Our financial statements from inception (October 28, 2011) through the year ended January 31, 2011 report no revenues.

ADVERTISING AND MARKETING

There were no advertising and marketing expenses for the period ended January 31, 2012.

CORPORATE HISTORY

The Company was incorporated on October 28, 2011. FreeFlow has sufficient cash resources to operate at the present level of expenditure for the next 12 months. We estimate that we will need a minimum of $5,000 to keep the Company in operation for an additional 12 months. As of January 31, 2012 the Company had a cash balance of $13,765. FreeFlow may raise additional capital either through debt or equity. No assurances can be given that such efforts will be successful. The Company has no specific plans at present for raising additional capital.

The following are the projected future activities of the company in milestone format. The specific timing of each milestone will depend on the ability of FreeFlow to raise capital, therefore these dates are estimates which may not be met.

MILESTONES:

JANUARY, FEBRUARY AND MARCH 2012

The company will develop its web site and continue with the beta testing.

APRIL, MAY AND JUNE 2012

The Company will develop brochures and do a cost study among vendors. The Company will work with pool contractors to sell our system.

JULY, AUGUST AND SEPTEMBER 2012

This will be the Company's first summer season. The Company will hire personal to visit pool owners and explain our system, We will also direct mail our brochures to home pool owners.

OCTOBER, NOVEMBER AND DECEMBER 2012

The Company will continue to introduce its system to pool contractors and directly to pool owners.

In the next 12 months, FreeFlow will pursue arrangements for the sale of its product. Revenues are expected late 2012, but no assurance can be given.

                                    BUSINESS

PROPOSED PRODUCT OVERVIEW

The FreeFlow swimming pool solar pump system creates a blend of green energy harvesting while maintaining your present system.

Our proposed product circulates the water in swimming pools using solar power thus saving on electricity provided by the commercial grid. How it works:

     1. The FreeFlow pump system is powered by a solar panel. This panel produces approximately 250 watts
     2. The FreeFlow pump is connected around the normal pump powered off the electric grid.
     3. The FreeFlow computer control system checks the energy available from the solar panel and determines when to turn off the electric grid pump and circulate water with the solar powered pump. The computer system also logs the amount of water circulated to insure the total daily circulation meets the pool requirements.

COMPETITIVE STRENGTHS & STRATEGY

The principle advantage of the FreeFlow solar pump is the use of the sun to power pool circulation instead of power from the commercial grid. For many households the pool pump is the greatest consumer of electric energy in the home.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATION, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business except for the purchase of a provisional patent. On November 13, 2011 the Company purchased the rights to a Provisional Patent for a solar pump system, for the price of $5,000, from Edward F. Myers II.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the normal course of business in the United States and the State of California.

PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

On November 13, 2011 the inventor, Edward F. Myers, for the amount of $5,000 assigned all his rights in a Provisional patent EFS 113937725 titled "FreeFlow" to FreeFlow, Inc. This Provisional patent is valid until November 12, 2012. It is the Company's intention to file for a conventional patent on this invention. A short description: The energy from solar panels is used to operate a pump which is plumbed around the normal electric pump, providing circulation using solar energy. A small computer controls the operation of the system to insure the there is sufficient circulation. If this provisional patent expires before the Company obtains a full patent it is the Company's intention to continue the business since it sees being first with the idea gives it a competitive advantage. It is the intent of the Company to file for a conventional patent as soon after this offering as can be done.

NEED FOR GOVERNMENT APPROVAL FOR ITS PROPOSED PRODUCT

We are not required to apply for or have any government approval for our proposed product.

RESEARCH AND DEVELOPMENT COSTS DURING THE LAST TWO YEARS

We have not expended funds for research and development costs since inception.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

Our only employee is our sole officer, Mr. Henderson who currently devotes 2 hours per week to company matters and after receiving funding he plans to devote as much time as the board of directors determines is necessary to manage the affairs of the company. There are no formal employment agreements between the company and our current employee.

                                   PROPERTIES

FreeFlow shares office with its President at no cost to the Company.

                                    EMPLOYEES

All activities are carried out by the officers and directors. The Company intends to hire independent contractors who will receive 10% of any contract received.

                                LEGAL PROCEEDINGS

FreeFlow is not a party to any legal proceeding.

                                   MANAGEMENT

The Executive Officers and Directors of the Company and their ages are as follows:

         Name                Age     Position                Date Elected
         ----                ---     --------                ------------

"S" Douglas Henderson        66      President,CFO           October 29, 2011
                                     Director, Secretary

"S" Douglas Henderson has been President,CFO, Secretary and sole director of FreeFlow since October 29th 2011. From 1998 until 2008 he was Admissions Director, Senior Flight Instructor of San Diego Flight Training International, San Diego CA. Since July 2004, he has worked part time as an income tax preparer for H & R Block. Mr. Henderson is also part owner of J. Bright Henderson, Inc., a dealer in fine art. From 2008 to 2010 he was a director of Ads in Motion, Inc. a publicly traded company.

The Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected. Executive officers serve at the discretion of the Board of Directors.

Each of the foregoing persons may be deemed a "promoter" and "parent" of the Company as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenue and expenses using the accrual method of accounting, for financial and tax reporting purposes.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization, when appropriate, using both straight-line method over the estimated useful lives of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriate accounts and the resultant gain or loss is included in net income.

INCOME TAXES

The company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some of all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate to net loss before provision for income taxes for the following reasons:

                                                        As of
                                                   January 31, 2012
                                                   ----------------

         Income tax expense at statutory rate          $      0
         Valuation allowance                           $      0
                                                       --------
         Income tax expense per books                  $      0
                                                       ========

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial accounting Standards Statement No. 107, "Disclosures about Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash and certain investments.

INVESTMENTS

Investments that are purchased in other companies are valued at cost less any impairment in the value that is other than temporary in nature.

PER SHARE INFORMATION

The Company computes per share information in accordance with SFAS No. 128, "Earnings per Share" which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding during such period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has basic and diluted loss per share of $0.00276.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, "S" Douglas Henderson, our officer and director receives no compensation for his services during the development stage of our business operations. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We do not have any employment agreements in place with our sole officer and director. We also do not currently have any benefits, such as health or life insurance, available to our employees.

                           SUMMARY COMPENSATION TABLE

                                                                                 Change in
                                                                                  Pension
                                                                                 Value and
                                                                   Non-Equity   Nonqualified
                                                                   Incentive     Deferred       All
 Name and                                                            Plan         Compen-      Other
 Principal                                   Stock       Option     Compen-       sation       Compen-
 Position       Year   Salary     Bonus      Awards      Awards     sation       Earnings      sation     Totals
------------    ----   ------     -----      ------      ------     ------       --------      ------     ------
"S" Douglas     2011     0          0          0            0          0             0            0          0
Henderson
President,
CEO, CFO and
Director

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                      Option Awards                                             Stock Awards
          -----------------------------------------------------------------   ----------------------------------------------
                                                                                                                    Equity
                                                                                                                   Incentive
                                                                                                       Equity        Plan
                                                                                                      Incentive     Awards:
                                                                                                        Plan       Market or
                                                                                                       Awards:      Payout
                                          Equity                                                      Number of    Value of
                                         Incentive                            Number                  Unearned     Unearned
                                        Plan Awards;                            of         Market      Shares,      Shares,
           Number of      Number of      Number of                            Shares      Value of    Units or     Units or
          Securities     Securities     Securities                           or Units    Shares or     Other         Other
          Underlying     Underlying     Underlying                           of Stock     Units of     Rights       Rights
          Unexercised    Unexercised    Unexercised   Option      Option       That      Stock That     That         That
          Options (#)    Options (#)     Unearned     Exercise  Expiration   Have Not     Have Not    Have Not     Have Not
Name      Exercisable   Unexercisable   Options (#)    Price       Date      Vested(#)     Vested      Vested       Vested
----      -----------   -------------   -----------    -----       ----      ---------     ------      ------       ------
"S"            0             0               0           0           0           0            0           0            0
Douglas
Henderson


                              DIRECTOR COMPENSATION

                                                                     Change in
                                                                      Pension
                                                                     Value and
                   Fees                            Non-Equity       Nonqualified
                  Earned                            Incentive        Deferred
                 Paid in      Stock     Option        Plan         Compensation     All Other
    Name           Cash      Awards     Awards     Compensation      Earnings      Compensation     Total
    ----           ----      ------     ------     ------------      --------      ------------     -----
"S" Douglas         0           0          0            0               0                0            0
Henderson

There are no current employment agreements between the company and its officer and director.

On January 12, 2012, a total of 26,200,000 shares of common stock were issued to Mr. Henderson in exchange for cash in the amount of $20,000 or $0.0008 per share.

Mr. Henderson currently devotes approximately 2 hours per week to manage the affairs of the company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

OPTIONS

There are no options outstanding.

                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of January 31, 2012, the name, address, and number of shares owned directly or beneficially by persons who own 5% or more of the company's common stock and by each executive officer and director and owner after the Distribution.

                                   Shares/Percent as       Shares/Percent after
Beneficial Owner                  of January 31, 2012        the Distribution
----------------                  -------------------        ----------------

"S" Douglas Henderson              25,000,000 - 95.4%        25,000,000 - 95.4%
9130 Edgewood Dr.
La Mesa, CA 91941

Garden Bay International, Ltd.      1,200,000 - 4.6%          0 - 0%
4190 Bonita Road
Bonita Ca, 91902

All Executive Officers
 and Directors as a Group
 (2) persons)                      25,000,000 - 95.4%        25,000,000 - 95.4%

----------
(1)  Based on 26,200,000 shares outstanding on January 1, 2012

                              CERTAIN TRANSACTIONS

On December 7, 2011 FreeFlow sold 1,200,000 shares of its common stock to Garden Bay International, Ltd. for $1000.

On November 1, 2011, FreeFlow sold 25,000,000 shares of common stock to "S". Douglas Henderson, the Company's president, for a total of $20,000.

The above sales were exempt from registration under the Securities Act of 1933, as amended, in reliance on Section 4(2) for sales not involving a public offering.

                            DESCRIPTION OF SECURITIES

The authorized common stock of FreeFlow consists of 100,000,000 shares (par value $0.0001 per share), of which 26,200,000 shares were outstanding on January 31, 2012. The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders. Holders of common stock are entitled to receive dividends when, as, and if declared by the Board of Directors. The approval of proposals submitted to shareholders at a meeting requires a favorable vote of the majority of shares voting. Holders of the common stock have no preemptive, subscription, redemption, or conversion rights, and there are no sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are, and the shares to be transferred in the Distribution will be, fully paid and non-assessable. As of January 31, 2012 FreeFlow had two common shareholders.

Penny Stocks must, among other things:

     * Provide customers with a risk disclosure statement, setting forth certain specified information prior to a purchase transaction;
     * Disclose to the customer inside bid quotation and outside offer quotation for this Penny Stock, or, in a principal transaction, the broker-dealer's offer price for the Penny Stock;
     * Disclose the aggregate amount of any compensation the broker-dealer receives in the transaction;
     * Disclose the aggregate amount of the cash compensation that any associated person of the broker-dealer, who is a natural person, will receive in connection with the transaction;
     * Deliver to the customer after the transaction certain information concerning determination of the price and market trading activity of the Penny Stock.

Non-stock exchange and non-NASDAQ stocks would not be covered by the definition of Penny Stock for:

     (i) issuers who have $2,000,000 tangible assets ($5,000,000 if the issuer has not been in continuous operation for 3 years);
     (ii) transactions in which the customer is an institutional accredited investor; and
     (iii) transactions that are not recommended by the broker-dealer.

                                PENNY STOCK RULES

The Securities and Exchange Commission has adopted rule 15g-9, which established the definition of a "penny stock" for the purposes relevant to FreeFlow as any equity security that has a market price of less than $5.00 per share, or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     (1) that a broker or dealer approve a person's account for transactions in penny stocks: and
     (2) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     (1) obtain financial information and investment experience objectives of the person; and
     (2) make a reasonable determination that the transactions in penny stocks are suitable for that person, and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock:

     (1) a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,
     (2) sets forth the basis on which the broker or dealer made the suitability determination; and
     (3) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about:

     (1) the commissions payable to both the broker-dealer and the registered representative;
     (2)  current quotations for the securities;
     (3) the rights and remedies available to an investor in cases of fraud in penny stock transactions; and
     (4) monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

PREFERRED STOCK

FreeFlow is also authorized to issue as many as 20,000,000 shares of the preferred stock (par value $0.0001). The preferred stock may be issued in one or more series with such preferences, conversion, and other rights, voting powers, restrictions, limitations as to dividends and qualifications, and rights as the Company's Board of Directors may determine.

As of January 31, 2012, there were no shares of preferred stock outstanding. Preferred stock can thus be issued without the vote of the holders of common stock. Rights could be granted in the future to the holders of preferred stock, which could reduce the attractiveness of FreeFlow as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of common stock.

LIMITATION OF LIABILITY OF DIRECTORS AND INDEMNIFICATION OF DIRECTORS AND
OFFICERS

The Certificate of Incorporation of FreeFlow provides for indemnification of directors and officers of FreeFlow as follows:

EIGHTH. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law: (i) for breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct, or a knowing violation of law; (iii) pursuant to Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment."

DELAWARE GENERAL CORPORATION LAW

Delaware General Corporation Law Section 145 provides that FreeFlow may indemnify any officer or director who was made a party to a suit because of the Securities Act covering the common stock offered by this prospectus. This position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of FreeFlow, except, in certain circumstances, for negligence or misconduct in the performance of his duty to FreeFlow. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees.

                                  LEGAL MATTERS

The legality of the Shares of Common stock to be registered hereby will be passed upon for FreeFlow by Karen Batcher, Esquire. Tax opinion given by Karen Batcher, Esquire.

                                     EXPERTS

The financial statements of FreeFlow for the periods from October 28, 2011, to December 31, 2011, and related notes which are included in this Prospectus have been examined by Chang G. Park C.P.A., Independent Certified Public Accountants, and have been so included in reliance upon the opinion of such accountant given upon their authority as an expert in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the U.S. Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act covering the common stock offered by this Prospectus, which constitutes a part of the registration statement, omits some of the information described in the registration statement under the rules and regulations of the Commission. For further information on FreeFlow and the common stock offered by this prospectus, please refer to the registration statement and the attached exhibits. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy filed as an exhibit to the registration statement; each of these statements is qualified in all respects by that reference. The registration statement and exhibits can be inspected and copied at the public reference section at the Commission's principal office, 450 5th Street, N.W. Judiciary Plaza, Washington, D.C. 20549 and through the Commission's Web site (http://www.sec.gov). Copies may be obtained from the commission's principal office upon payment of the fees prescribed by the Commission.

                          PLS CPA, A PROFESSIONAL CORP.
          * 4725 MERCURY STREET #210 * SAN DIEGO * CALIFORNIA 92111 *
        * TELEPHONE (858) 722-5953 * FAX (858) 761-0341 * FAX (858) 433-2979
                         * E-MAIL changgpark@gmail.com *


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
FreeFlow, Inc.

We have audited the accompanying balance sheet of FreeFlow, Inc. (A Development Stage "Company") as of December 31, 2011 and the related statements of operations, changes in shareholders' equity and cash flows for the period from October 28, 2011 (inception) to December 31, 2011. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FreeFlow, Inc. as of December 31, 2011, and the result of its operations and its cash flows for the period from October 28, 2011 (inception) to December 31, 2011 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/PLS CPA
--------------------
PLS CPA, A Professional Corp.
February 9, 2012
San Diego, CA. 92111




          Registered with the Public Company Accounting Oversight Board

                                 FreeFlow, Inc.
                          (A Development Stage Company)
                                  Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                    December 31,
                                                                       2011
                                                                     --------
                                                                     (Audited)
                                     ASSETS

CURRENT ASSETS
  Cash                                                               $ 13,765
                                                                     --------
TOTAL CURRENT ASSETS                                                   13,765

OTHER ASSETS
  Intangible Assets, net                                                4,342
                                                                     --------
TOTAL OTHER ASSETS                                                      4,342
                                                                     --------

      TOTAL ASSETS                                                   $ 18,107
                                                                     ========

                  LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
  Accounts payable                                                   $     --
                                                                     --------
TOTAL CURRENT LIABILITIES                                                  --

LONG-TERM LIABILITIES                                                      --
                                                                     --------
TOTAL LONG-TERM LIABILITIES                                                --

     TOTAL LIABILITIES                                                     --

STOCKHOLDERS' EQUITY
  Preferred Stock ($0.0001 par value, 20,000,000 shares
   authorized; zero shares issued and outstanding
   as of December 31, 2011                                                 --
  Common stock, ($0.0001 par value, 100,000,000 shares
   authorized; 26,200,000 shares issued and outstanding
   as of December31, 2011                                               2,620
  Additional paid-in capital                                           18,380
  Deficit accumulated during development stage                         (2,893)
                                                                     --------
TOTAL STOCKHOLDERS' EQUITY                                             18,107
                                                                     --------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                       $ 18,107
                                                                     ========


   The accompanying notes are an integral part of these financial statements

                                 Freeflow, Inc.
                          (A Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                               October 28, 2011
                                                                 (inception)
                                                                   through
                                                                 December 31,
                                                                    2011
                                                                ------------
REVENUES
  Revenues                                                      $         --
                                                                ------------
TOTAL REVENUES                                                            --

GENERAL & Administrative Expenses
  Administrative expenses                                              1,235
  Professional fees                                                    1,000
  Amortization Expense                                                   658
                                                                ------------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                2,893
                                                                ------------

LOSS FROM OPERATION                                                   (2,893)
                                                                ------------
OTHER EXPENSE
  Interest expense                                                        --
                                                                ------------
TOTAL OTHER EXPENSES                                                      --
                                                                ------------

NET INCOME (LOSS)                                               $     (2,893)
                                                                ============

BASIC EARNINGS PER SHARE                                        $      (0.00)
                                                                ============
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                        21,396,926
                                                                ============


    The accompanying notes are an integral part of these financial statements

                                 FreeFlow, Inc.
                          (A Development Stage Company)
             Statement of changes in Shareholders' Equity (Deficit)
          From October 28, 2011 (Inception) through December 31, 2011
--------------------------------------------------------------------------------

                                                                                          Deficit
                                                                                        Accumulated
                                                  Common Stock           Additional       During
                                              ---------------------       Paid-in       Development
                                              Shares         Amount       Capital          Stage         Total
                                              ------         ------       -------          -----         -----
Balance, October 28, 2011 (Inception)               --      $    --      $     --        $     --      $     --

Common stock issued, November 22, 2011
 at $0.0008 per share                       25,000,000        2,500        17,500              --        20,000

Common stock issued, December 6, 2011
 at $0.000833 per share                      1,200,000          120           880              --         1,000

Loss for the period beginning
 October 28, 2011 (inception) to
 December 31, 2011                                                                         (2,893)       (2,893)
                                           -----------      -------      --------        --------      --------

BALANCE, DECEMBER 31, 2011                  26,200,000      $ 2,620      $ 18,380        $ (2,893)     $ 18,107
                                           ===========      =======      ========        ========      ========


   The accompanying notes are an integral part of these financial statements

                                 FreeFlow, Inc.
                          (A Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                October 28, 2011
                                                                  (inception)
                                                                    through
                                                                  December 31,
                                                                     2011
                                                                   --------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                $ (2,893)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
     Amortization expense                                               658

  Changes in operating assets and liabilities:
     Increase (Decrease) in accounts payable and
      accrued liabilities                                                --
     Increase in accrued interest                                        --
                                                                   --------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES        (2,235)

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of Intangible Assets                                   (5,000)
                                                                   --------
          NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES        (5,000)

CASH FLOWS FROM FINANCING ACTIVITIES
  Decrease in advance from officer                                       --
  Increase in notes payable - related party                              --
  Issuance of common stock                                           21,000
                                                                   --------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES        21,000
                                                                   --------

NET INCREASE (DECREASE) IN CASH                                      13,765

CASH AT BEGINNING OF PERIOD                                              --
                                                                   --------

CASH AT END OF PERIOD                                                13,765
                                                                   ========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during period for:
  Interest                                                         $     --
                                                                   ========

  Income Taxes                                                     $     --
                                                                   ========


    The accompanying notes are an integral part of these financial statements

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

FreeFlow, Inc. (the "Company") was incorporated on October 28, 2011 under the laws of the State of Delaware to enter into the green energy industry. The FreeFlow swimming pool solar pump system creates a blend of green energy harvesting while maintaining your present system. Our proposed product circulates the water in swimming pools using solar power thus saving on electricity provided by the commercial grid.
The Company's activities to date have been limited to organization and capital. The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations. The Company's fiscal year end is December 31.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ACCOUNTING BASIS

The statements were prepared following generally accepted accounting principles of the United States of America consistently applied.

USE OF ESTIMATES

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

CASH AND CASH EQUIVALENTS

Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

INTANGIBLE ASSETS

INITIAL MEASUREMENT

Intangible asset acquisitions in which the consideration given is cash are measured by the amount of cash paid, which generally includes the transaction costs of the asset acquisition. However, if the consideration given is not in the form of cash (that is, in the form of noncash assets, liabilities incurred, or equity interests issued), measurement is based on either the cost which shall be measured based on the fair value of the consideration given or the fair value of the assets (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SUBSEQUENT MEASUREMENT

The company accounts for its intangible assets under the Financial Accounting Standards Board ("FASB") Accounting Standards Codification Subtopic ("ASC") 350-30-35 "Intangibles--Goodwill and Other--General Intangibles Other than Goodwill-Subsequent Measuremnet". Under this method the company is required to test an indefinite-lived intangible asset for impairment on at least an annual basis. This is done by comparing the asset's fair value with its carrying amount. If the carrying amount exceeds the asset's fair value, the difference in those amounts is recognized as an impairment loss.

INCOME TAXES

The Company accounts for its income taxes in accordance with FASB Accounting Standards Codification ("ASC") No. 740, "Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

FINANCIAL INSTRUMENTS

Fair value measurements are determined based on the assumptions that market participants would use in pricing an asset or liability. ASC 820-10 establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. FASB ASC 820 establishes a fair value hierarchy that prioritizes the use of inputs used in valuation methodologies into the following three levels:

* Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets. A quoted price in an active market provides the most reliable evidence of fair value and must be used to measure fair value whenever available.

* Level 2: Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

* Level 3: Significant unobservable inputs that reflect a reporting entity's own assumptions about the assumptions that market participants would use in pricing an asset or liability. For example, level 3 inputs would relate to forecasts of future earnings and cash flows used in a discounted future cash flows method.

The carrying amounts reported in the balance sheet for cash approximate their estimated fair market value based on the short-term maturity of this instrument.

In addition, FASB ASC 825-10-25 "Fair Value Option" was effective for January 1, 2008. ASC 825-10-25 expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.

NET LOSS PER SHARE

Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that the Company has adopted or that will be required to adopt in the future are summarized below.

In May 2011, FASB issued Accounting Standards Update ("ASU") No. 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS" ("ASU No. 2011-04"). ASU No. 2011-04 provides guidance which is expected to result in common fair value measurement and disclosure requirements between U.S. GAAP and IFRS. It changes the wording used to describe many of the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements. It is not intended for this update to result in a change in the application of the requirements in Topic 820. The amendments in ASU No. 2011-04 are to be applied prospectively. ASU No. 2011-04 is effective for public companies for interim and annual periods beginning after December 15, 2011. Early application is not permitted. This update is not expected to have a material impact on the Company's financial statements.

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (Topic
220): Presentation of Comprehensive Income" ("ASU No. 2011-05"). In ASU No. 2011-05, an entity has the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. The amendments in ASU No. 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. They also do not change the presentation of related tax effects, before related tax effects, or the portrayal or calculation of earnings per share. The amendments in ASU No. 2011-05 should be applied retrospectively. The amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. Early adoption is permitted, because compliance with the amendments is already permitted. The amendments do not require any transition disclosures. This update is not expected to have a material impact on the Company's financial statements.

In September 2011, the FASB issued ASU No. 2011-08, "Intangibles -- Goodwill and Other (Topic 350)" ("ASU No. 2011-08"). In ASU No. 2011-08, an entity is permitted to make a qualitative assessment of whether it is more likely than not that a reporting unit's fair value is less than its carrying amount before applying the two-step goodwill impairment test. If an entity concludes that it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, it would not be required to perform the two-step impairment test for that reporting unit. The ASU's objective is to simplify how an entity tests goodwill for impairment. The amendments in ASU No. 2011-08 are effective for annual and interim goodwill and impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. The Company is evaluating the requirements of ASU No. 2011-08 and has not yet determined whether a revised approach to evaluation of goodwill impairment will be used in future assessments. The Company does not expect the adoption of ASU No. 2011-08 to have a material impact on its financial statements.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - INTANGIBLE ASSETS

Freeflow, Inc. capitalized as intangible assets the purchase cost of the rights to certain technologies acquired from Edward F Myers in November 13, 2011. The life of the provisional patent is one year and will expire on November 13, 2012. The patent will be amortized one hundred percent from November 14, 2011 to November 13, 2012. The value of the patent on December 31, 2011 is $4,342.

NOTE 4 - PROVISION FOR INCOME TAXES

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance. As of December 31, 2011 the Company had a net operating loss carry-forward of approximately $2,893. Net operating loss carry-forward, expires twenty years from the date the loss was incurred.

The Company is subject to United States federal and state income taxes at an approximate rate of 34%. The reconciliation of the provision for income taxes at the United States federal statutory rate compared to the Company's income tax expense as reported is as follows:

                                                               December 31, 2011
                                                               -----------------

Net loss before income taxes per financial statements               $ 2,893
Income tax rate                                                          34%
Income tax recovery                                                    (984)
Permanent differences                                                    --
Temporary differences                                                    --
Valuation allowance change                                              984
                                                                    -------
Provision for income taxes                                          $    --
                                                                    =======

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 4 - PROVISION FOR INCOME TAXES- CONTINUED

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred income taxes arise from temporary differences in the recognition of income and expenses for financials reporting and tax purposes. The significant components of deferred income tax assets and liabilities at December 31, 2011 are as follows:

                                                               December 31, 2011
                                                               -----------------

Net operating loss carryforward                                     $   984
Valuation allowance                                                    (984)
                                                                    -------
Net deferred income tax  asset                                      $    --
                                                                    =======

The Company has recognized a valuation allowance for the deferred income tax asset since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The valuation allowance is reviewed annually. When circumstances change and which cause a change in management's judgment about the realizability of deferred income tax assets, the impact of the change on the valuation allowance is generally reflected in current income.

NOTE 5 - COMMITMENTS AND CONTINGENCIES

LITIGATION

The Company is not presently involved in any litigation.

NOTE 6 - GOING CONCERN

Future issuances of the Company's equity or debt securities will be required in order for the Company to continue to finance its operations and continue as a going concern. The Company's present revenues are insufficient to meet operating expenses. The financial statement of the Company have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $2,893 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company's ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company's

                                 FREEFLOW, INC.
                          (A Development Stage Company)
                          Notes to Financial Statements
                                December 31, 2011
--------------------------------------------------------------------------------

NOTE 6 - GOING CONCERN (CONTINUED)

contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 7 - RELATED PARTY TRANSACTIONS

S Douglas Henderson, the sole officer and director of the Company, may in the future, become involved in other business opportunities as they become available, thus he may face a conflict in selecting between the Company and his other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 8 - STOCK TRANSACTIONS

On November 22, 2011, the Company issued a total of 25,000,000 shares of common stock to one director for cash in the amount of $0.0008 per share for a total of $20,000

On December 6, 2011, the Company issued a total of 1,200,000 shares of common stock to Garden Bay International for cash in the amount of $0.000833 per share for a total of $1,000.

As of December 31, 2011 the Company had 26,200,000 shares of common stock issued and outstanding.

NOTE 9 - STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2011:

Common stock, $ 0.0001 par value: 100,000,000 shares authorized; 26,200,000 shares issued and outstanding.

Preferred stock, $ 0.0001 par value: 20,000,000 shares authorized; no shares issued and outstanding.

NOTE 10 - SUBSEQUENT EVENTS

In accordance with ASC 855, SUBSEQUENT EVENTS, the Company has evaluated subsequent events through February 9, 2012, the date of available issuance of these audited financial statements. During this period, the Company did not have any material recognizable subsequent events.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following is an itemized statement of the estimated amounts of all expenses in connection with the Distribution of the securities which are the subject of this Registration Statement.

      Securities and Exchange Commission Registration Fee       $    1
      Printing                                                  $2,000
      Legal Fees and Expenses                                   $1,500
      Accounting and Audit Fees                                 $4,000
                                                                ------
      TOTAL                                                     $7,501
                                                                ======

Gardem Bay International, LTD has agreed to pay all costs, except for Audit, incurred in connection with the distribution of the shares which are the subject of this Registration Statement.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS.

Delaware General Corporation Law Section 145 provides that the Company may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Company, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Company. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorneys' fees. Article Seventh of the Company's Certificate of Incorporation provides for indemnification of the Company's officers and directors to the fullest extent permitted by law. Indemnification agreements have been entered into with all officers and directors of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On December 7, 2011 FreeFlow sold 1,200,000 shares of its common stock to Garden Bay International, Ltd. for $1000.

On November 1, 2011, FreeFlow sold 25,000,000 shares of common stock to "S". Douglas Henderson, the Company's president, for a total of $20,000.

The above sales of 26,200,000 common shares were exempt from registration under the Securities Act of 1933 as amended in reliance on Section 4(2) for sales not involving a public offering.

ITEM 16. EXHIBITS.

The following is a list of exhibits filed as part of the Registration Statement:

     3.(i)     Certificate of Incorporation
     3.(ii)    Bylaws
     5.1       Legal Opinion and Tax Opinion of Karen Batcher, Esq.
     23.1      Consent of Karen Batcher, Esq. (see Exhibit 5.1)
     23.2      Consent of Chang G. Park C.P.A.
     99.1      Patent Sales Agreement

ITEM 17. UNDERTAKINGS.

FreeFlow, Inc. will:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

Insofar as indemnification for liabilities, arising under the Securities Act of 1933 may be permitted to Directors, Officers, or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suite or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Diego, State of California, on the 6th day of March, 2012.

FreeFlow, Inc.

By: "S" DOUGLAS HENDERSON


/s/ "S" Douglas Henderson
------------------------------------
"S" DOUGLAS HENDERSON
President and Director
Chief Executive Officer


/s/ "S" Douglas Henderson
------------------------------------
"S" DOUGLAS HENDERSON
Principal Financial Officer
Principal Accounting Officer


/s/ "S" Douglas Henderson
------------------------------------
"S" DOUGLAS HENDERSON
Director and Secretary